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                                                                    EXHIBIT 23.3

The Board of Directors
724 Solutions Inc.

We consent to the use of our form of report included herein and to the references to our firm under the headings "Experts", "Summary Consolidated Financial Information" and "Selected Consolidated Financial Data" in the prospectus.

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
Toronto, Canada                                                                 /s/ KPMG LLP
December 15, 1999                                                        -------------------
                                                                                    KPMG LLP
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